EXHIBIT 99.1

This statement on Form 4 is filed by: (i) RC IV Cayman ICW Holdings LLC, (ii) RC IV Cayman Equity ICW LLC, (iii) Roark Capital Partners IV Cayman AIV LP, (iv) Roark Capital GenPar IV Cayman AIV LP and (v) Roark Capital GenPar IV Cayman AIV Ltd.

Name of Designated Filer: RC IV Cayman ICW Holdings LLC

Date of Event Requiring Statement: August 9, 2021

Issuer Name and Ticker or Trading Symbol: Driven Brands Holdings Inc. [DRVN]

RC IV CAYMAN ICW holdings LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Manager
RC IV CAYMAN EQUITY ICW LLC

By:	/s/ Paul Ginsberg
Name: Paul Ginsberg Title: Director
ROARK CAPITAL PARTNERS IV CAYMAN AIV LP

By:	/s/ Paul Ginsberg
Name: Paul Ginsberg Title: Director
Roark Capital GENPAR IV CAYMAN AIV LP

By:	/s/ Paul Ginsberg
Name: Paul Ginsberg Title: Director

ROARK CAPITAL GENPAR IV CAYMAN AIV LTD.

By:	/s/ Paul Ginsberg
Name: Paul Ginsberg Title: Director